Exhibit 10.28
___________ __, 20__
[Name of Recipient]
[Address]
Notice of Grant of Performance-Based Restricted Stock Units
Dear [Name]:
Congratulations! You have been granted a performance-based Restricted Stock Unit award (the “Award”) pursuant to the terms and conditions of the Verint Systems Inc. (the “Company”) [Stock Incentive Compensation Plan][2004 Stock Incentive Compensation Plan][2010 Long-Term Stock Incentive Plan][, as modified by the [UK Sub-Plan thereunder][Canadian Sub-Plan thereunder][Israeli Supplement thereto],] (the “Plan”) and the attached Verint Systems Inc. Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”). The details of your Award are specified below and in the attached Agreement.

Granted To:	[Name]
ID#:	[ID Number]

Grant Date:	[ ]

Target Number
of Units Granted:	[Number] (with the opportunity to earn up to [Number][1] additional Restricted Stock Units)

Price Per Unit:	U.S.$0.00

Vesting Schedule:
The Restricted Stock Units granted hereby shall vest on the dates or at the times set forth in the Agreement, upon the achievement of specified performance goals.

[1]	Not to exceed 100% of the Target Number of Units (i.e., if the Target Number of Restricted Stock Units is 100, the opportunity for additional Restricted Stock Units may not exceed 100, for a grand total of 200).
Universal Performance-Based RSU Form (2011)

Verint Systems Inc.
By:
Name:
Title:
By my signature below, I hereby acknowledge my receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I agree that the Award is subject to all of the terms and conditions of this Notice of Grant of Restricted Stock Units, the Plan, and the Agreement.
If I am a resident of Canada, I also acknowledge having requested that this Notice and all documents referred to herein be drafted in the English language. Je reconnais également avoir exigé que ce document ainsi que tout document auquel ce document fait référence, soient rédigés en langue anglaise.
Signature:                                                                        Date:
Universal Performance-Based RSU Form (2011)

VERINT SYSTEMS INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
This Performance-Based Restricted Stock Unit Award Agreement (“Agreement”) and the Verint Systems Inc. [Stock Incentive Compensation Plan][2004 Stock Incentive Compensation Plan][2010 Long-Term Stock Incentive Plan][, as modified by the [UK Sub-Plan thereunder][Canadian Sub-Plan thereunder][Israeli Supplement thereto],] (the “Plan”) govern the terms and conditions of the Performance-Based Restricted Stock Unit Award (the “Award”) specified in the Notice of Grant of Performance-Based Restricted Stock Units (the “Notice of Grant”) delivered herewith entitling the person to whom the Notice of Grant is addressed (“Grantee”) to receive from Verint Systems Inc. (the “Company”) the targeted number of performance-based Restricted Stock Units indicated in the Notice of Grant (and the opportunity to earn additional Restricted Stock Units if targeted performance is exceeded, as described herein, if provided for in the Notice of Grant), subject to the terms and conditions of this Agreement (the “Restricted Stock Units”). [The Award is a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.]2
1	RESTRICTED STOCK UNITS; VESTING

1.1	Grant of Performance-Based Restricted Stock Units.
(a)	Subject to the terms of this Agreement, the Company hereby grants to Grantee the targeted number of performance-based Restricted Stock Units indicated in the Notice of Grant (the “Target Units”), vesting of which depends upon the Company’s performance during each Performance Period (defined below), as specified for each such Performance Period.
(b)	Grantee’s right to receive all, any portion of, or more than the Target Units will be contingent upon the Company’s achievement of specified levels of Revenue measured over the following periods (each, a “Performance Period” and, collectively, the “Performance Periods”):
(i)	Payment of the first one-third of the Target Units (the “20[ ] Units”) will be contingent upon the achievement of specified levels of Revenue during the period from [ ] through [ ] (the “20[________] Period”);
(ii)	Payment of the second one-third of the Target Units (the “20[________] Units”) will be contingent upon the achievement of specified levels of Revenue during the period from [ ] through [ ] (the “20[________] Period”); and
(iii)	Payment of the final one-third of the Target Units (the “20[_______] Units”) will be contingent upon the achievement of specified levels of Revenue during the period from [ ] through [ ] (the “20[_______] Period” or the “Final Period”).

[2]	Include for 162(m) officers.
Universal Performance-Based RSU Form (2011)

(c)	The applicable “Revenue” definition and target, “Threshold” level, and “Maximum” level (as described below) for each Performance Period will be set by the Board or the Committee prior to the conclusion of each such Performance Period, and to the extent practicable, within the first 90 days of each such Performance Period, and will be attached in a performance matrix (the “Performance Matrix”) as an exhibit to this Agreement. A sample Performance Matrix is set forth on Exhibit A hereto.
(d)	If and when the Restricted Stock Units vest in accordance with the terms of this Agreement and the Notice of Grant without forfeiture, and upon the satisfaction of all other applicable conditions as to the Restricted Stock Units, one Share shall be issuable to Grantee for each Restricted Stock Unit that vests on such date, which Shares, except as otherwise provided herein or in the Notice of Grant, will be free of any Company-imposed transfer restrictions. Except as otherwise provided below, any fractional Restricted Stock Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.
1.2	Vesting of Performance-Based Restricted Stock Units.
(a)	Below Threshold. If upon conclusion of the relevant Performance Period, Revenue for that Performance Period falls below the “Threshold” level, as set forth in the applicable Performance Matrix, no Restricted Stock Units for that Performance Period shall become vested.
(b)	Between Threshold and Target. If, upon conclusion of the relevant Performance Period, Revenue for that Performance Period equals or exceeds the “Threshold” level, but is less than the “Target” level, as set forth in the applicable Performance Matrix, a portion of the Target Units eligible for vesting during such Performance Period (of between the percentage specified on the Performance Matrix opposite the “Threshold” Revenue level and 100%) will vest based on where actual Revenues for such Performance Period fall between the “Threshold” level and the “Target” level. If the foregoing calculation would result in the vesting of a fraction of a Restricted Stock Unit, the result of the calculation will be rounded down to the nearest whole Restricted Stock Unit.
(c)	Between Target and Maximum. If, upon the conclusion of the relevant Performance Period, Revenue for that Performance Period equals or exceeds the “Target” level, but is less than the “Maximum” level, as set forth in the applicable Performance Matrix, 100% of the Target Units for such Performance Period will become vested, plus, if the Notice of Grant indicates that units in excess of the Target Units are eligible to be earned, an additional number of Restricted Stock Units (of between 0% and the maximum percentage of the Target Units for such Performance Period specified on the Performance Matrix opposite the “Maximum” Revenue level) based on where actual Revenues for such Performance Period fall between the “Target” level and the “Maximum” level. If the foregoing calculation would result in the vesting of a fraction of a Restricted Stock Unit, the result of the calculation will be rounded down to the nearest whole Restricted Stock Unit.
Universal Performance-Based RSU Form (2011)

(d)	Equals or Exceeds Maximum. If the Notice of Grant indicates that units in excess of the Target Units are eligible to be earned, and upon conclusion of the relevant Performance Period, Revenue for that Performance Period equals or exceeds the “Maximum” level, as set forth in the applicable Performance Matrix, the maximum percentage of the Target Units for such Performance Period specified on the Performance Matrix opposite the “Maximum” Revenue level shall become vested.
(e)	Determination of Earned Award. Not later than 60 days following the Board’s receipt of the Company’s audited financial statements covering the relevant Performance Period, the Board or the Committee will determine (i) whether and to what extent the goals relating to Revenue have been satisfied for each Performance Period, (ii) the number of Restricted Stock Units that shall have become vested hereunder and (iii) whether all other conditions to receipt of the Shares have been met. The Board or Committee’s determination of the foregoing shall be final and binding on Grantee absent a showing of manifest error. Notwithstanding any other provision of this Agreement, no Restricted Stock Units for a given Performance Period shall vest until the Board or Committee has made the foregoing determinations for such Performance Period (the date of such determination for each Performance Period). [In the case of the Final Period, such determination shall not be final until on or after the third anniversary of the date of Board or Committee approval.][3]
(f)	Other Vesting Provisions. Any Restricted Stock Units that do not become vested based on the foregoing provisions with respect to a given Performance Period will be automatically forfeited by Grantee without consideration.
1.3	Forfeiture.
(a)	Except as otherwise provided herein, Grantee’s right to receive any of the Restricted Stock Units is contingent upon his or her remaining in the Continuous Service of the Company or a Subsidiary or Affiliate through the end of the relevant Performance Period. If Grantee’s Continuous Service terminates for any reason, all Restricted Stock Units which are then unvested shall, unless otherwise determined by the Board or the Committee in its sole discretion or subject to a separate written agreement between the parties, be cancelled and the Company shall thereupon have no further obligation thereunder. For the avoidance of doubt, subject to a separate written agreement between the parties, Grantee acknowledges and agrees that he or she has no expectation that any Restricted Stock Units will vest on the termination of his or her Continuous Service for any reason and that he or she will not be entitled to make a claim for any loss occasioned by such forfeiture as part of any claim for breach of his or her employment or service contract or otherwise.

[3]	Required for grant under the 2004 Plan only.
Universal Performance-Based RSU Form (2011)

1.4	Delivery.
(a)	Subject to Section 1.6 and any other applicable conditions hereunder, as soon as administratively practicable following the vesting of Restricted Stock Units in accordance with the terms of this Agreement (but in no event later than the date the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares), the Company shall issue the applicable Shares and, at its option, (i) deliver or cause to be delivered to Grantee a certificate or certificates for the applicable Shares or (ii) transfer or arrange to have transferred the Shares to a brokerage account of Grantee designated by the Company.
(b)	Notwithstanding the foregoing, the issuance of Shares upon the vesting of a Restricted Stock Unit shall be delayed in the event the Company reasonably anticipates that the issuance of Shares would constitute a violation of U.S. federal securities laws, other applicable law, or Nasdaq rules. If the issuance of the Shares is delayed by the provisions of this paragraph, such issuance shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause such a violation. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code or other tax legislation applicable to Grantee is not considered a violation of applicable law.
1.5	Restrictions.
(a)	Except as provided herein, Grantee shall not have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares as provided in the Plan.

(b)	The Award is subject to the transferability restrictions under the Plan.
1.6	Tax; Withholding.
(a)	The Company shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company or its Subsidiary with respect to any income recognized by Grantee with respect to the Restricted Stock Units or the issuance of Shares pursuant to the terms of the Restricted Stock Units.
Universal Performance-Based RSU Form (2011)

(b)	Neither the Company nor any Subsidiary, Affiliate or agent makes any representation or undertaking regarding the treatment of any tax or withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Subsidiaries and Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate Grantee’s tax liability.
(c)	Notwithstanding the withholding provision in the Plan:
(i)	If in the tax jurisdiction in which Grantee resides a tax withholding obligation arises upon vesting of the Award (regardless of when the Shares underlying the Award are delivered to Grantee), then on each date the Award actually vests, if (1) the Company does not have in place an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) under which Grantee may sell Shares or (2) Grantee is subject to a Company-imposed trading blackout, unless Grantee has made other arrangements satisfactory to the Company, the Company will withhold from the Shares to be delivered to Grantee such number of Shares as are sufficient in value (as determined by the Committee in its sole discretion) to cover the minimum amount of the tax withholding obligation.
(ii)	If in the tax jurisdiction in which Grantee resides a tax withholding obligation arises upon delivery of the Shares underlying the Restricted Stock Units (regardless of when vesting occurs), then following each date the Award actually vests, the Company will defer the delivery of the Shares otherwise deliverable to Grantee until the earliest of (1) the date Grantee’s employment with the Company (or a Subsidiary or Affiliate) is terminated (by either party), (2) the date that the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares, or (3) the date on which the Company has in place an effective registration statement under the Securities Act under which Grantee may sell Shares and on which Grantee is not subject to a Company-imposed trading blackout (the earliest of such dates, the “Delivery Date”). If on the Delivery Date (1) the Company does not have in place an effective registration statement under the Securities Act under which Grantee may sell Shares or (2) Grantee is subject to a Company-imposed trading blackout, unless Grantee has made other arrangements satisfactory to the Company, the Company will withhold from the Shares to be delivered to Grantee such number of Shares as are sufficient in value (as determined by the Committee in its sole discretion) to cover the minimum amount of the tax withholding obligation.
Universal Performance-Based RSU Form (2011)

(d)	Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Award, regardless of any action the Company or any of its Subsidiaries, Affiliates or agents takes with respect to any tax withholding obligations that arise in connection with the Award. Accordingly, Grantee agrees to pay to the Company or its relevant Subsidiary or Affiliate as soon as practicable, including through additional payroll withholding (if permitted under applicable law), any amount of required tax withholding that is not satisfied by any such action of the Company or its Subsidiary or Affiliate.
(e)	The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of Shares of common stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of Grantee’s transactions under this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such rule is applicable to transactions by Grantee.
1.7 Detrimental Activity. In the event the Committee determines or discovers during or after the course of Grantee’s employment that Grantee committed an act during the course of employment that constitutes or would have constituted Cause for termination, the Committee shall have the right to cancel any or all of Grantee’s then outstanding Awards (whether or not vested).
2 CERTAIN DEFINITIONS
Defined terms not defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan [and Appendix A].4
3 REPRESENTATIONS OF GRANTEE
Grantee hereby represents to the Company that Grantee has read and fully understands the provisions of this Agreement, and Grantee acknowledges that Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award. Grantee acknowledges that this Agreement has not been reviewed or approved by any regulatory authority in his or her country of residence or otherwise.

[4]	Include for grants under the 1996 and 2004 plans.
Universal Performance-Based RSU Form (2011)

4 NOTICES
All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:
Verint Systems Inc.
330 South Service Road
Melville, NY 11747-3201
U.S.A.
+(631) 962-9600 (phone)
+(631) 962-9623 (fax)
Attn: Chief Legal Officer
To Grantee:
as set forth in the Company’s payroll records
Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given. Grantee will promptly notify the Company in writing upon any change in Grantee’s mailing address or e-mail address.
5 BINDING AGREEMENT
This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Grantee and the assigns and successors of the Company.
6 ENTIRE AGREEMENT; AMENDMENT
The Plan, this Agreement and the Notice of Grant represent the entire agreement of the parties with respect to the subject matter hereof. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of Grantee or any holder or beneficiary of the Award previously granted shall not be effective as to the Grantee without the written consent of Grantee, holder or beneficiary, further, provided, that the consent of Grantee or any holder or beneficiary shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with (a) Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder, including as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act and (b) Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance, or any other applicable equivalent tax law, rule, or regulation, as the Company deems appropriate or advisable.
Universal Performance-Based RSU Form (2011)

7 GOVERNING LAW
The rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the state of New York for the purposes of any legal action or proceeding arising out of this Agreement. Nothing in this Agreement shall affect the right of the Company to commence proceedings against the Grantee in any other competent jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Grantee in any manner authorized by the laws of any such jurisdiction. The Grantee irrevocably waives:
(a) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and
(b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.
8 SEVERABILITY
If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or this Agreement, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, person or this Agreement and the remainder of this Agreement shall remain in full force and effect.
9 ONE-TIME GRANT; NO RIGHT TO CONTINUED SERVICE OR PARTICIPATION; EFFECT ON OTHER PLANS
The award evidenced by this Agreement is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. Neither this Agreement nor the Notice of Grant shall be construed as giving Grantee the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Subsidiary or Affiliate of the Company. Further, the Company or a Subsidiary or Affiliate of the Company may at any time dismiss Grantee from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any applicable employment contract or agreement. Payment received by Grantee pursuant to this Agreement and the Notice of Grant shall not be considered salary or other compensation for purposes of any severance pay or similar allowance and shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate in which Grantee may be enrolled or provided under the terms of such plans, or as determined by the Board.
Universal Performance-Based RSU Form (2011)

10 NO STRICT CONSTRUCTION
No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of this Agreement, the Notice of Grant or any rule or procedure established by the Committee.
11 USE OF THE WORD “GRANTEE”
Wherever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.
12 FURTHER ASSURANCES
Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement.
13 CONSENT TO TRANSFER PERSONAL DATA
The Company and its Subsidiaries hold certain personal information about Grantee, that may include Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares of stock held in the Company, or details of any entitlement to Shares of stock awarded, canceled, purchased, vested, or unvested, for the purpose of implementing, managing, and administering the Award or the Agreement (“Data”). The Grantee hereby agrees that the Company and/or its Subsidiaries may transfer Data amongst themselves as necessary for the purpose of implementation, administration, and management of Grantee’s participation in the Award or the Agreement, and the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Award or the Agreement. These recipients may be located throughout the world, including outside the Grantee’s country of residence (or outside of the European Economic Area, for Grantees located within the European Economic Area). Such countries may not provide for a similar level of data protection as provided for by local law (such as, for example, European privacy directive 95/46/EC and local implementations thereof). Grantee hereby authorizes those recipients — even if they are located in a country outside of Grantee’s country of residence (or outside of the European Economic Area, for Grantees located
Universal Performance-Based RSU Form (2011)

within the European Economic Area) — to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purpose of implementing, administering, and managing Grantee’s participation in the Award or the Agreement, including any requisite transfer of such Data as may be required for the administration of the Award or the Agreement and/or the subsequent holding of Shares of stock on Grantee’s behalf by a broker or other third party with whom Grantee or the Company may elect to deposit any Shares of stock acquired pursuant to the Award or the Agreement. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data and may, at any time, review Data, require any necessary amendments to it, or withdraw the consent contained in this Section by contacting the Company in writing. However, withdrawing or withholding consent may affect Grantee’s ability to participate in the Award or the Agreement. More information on the Data and/or the consequences of withholding or withdrawing consent can be obtained from the Company’s legal department.
14 GOVERNING PLAN DOCUMENT
This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan control.
15 CERTAIN COUNTRY-SPECIFIC PROVISIONS
For residents of the UK only:
Grantee agrees, as a condition to its acceptance of the Award, to satisfy any requirement of the Company or any Subsidiary that, prior to vesting of all or any part of the Award, Grantee enter into a joint election under section 431(1) of the UK Income Tax (Earnings and Pensions) Act 2003, the effect of which is that the Shares issued on vesting will be treated as if they were not restricted securities.
Tax withholding obligations under this Agreement shall include, without limitation:
(i) United Kingdom (UK) income tax; and
(ii) UK primary class 1 (employee’s) national insurance contributions.
For residents of Canada only:
I acknowledge having requested that this Agreement and all documents referred to herein be drafted in the English language. Je reconnais également avoir exigé que ce document ainsi que tout document auquel ce document fait référence, soient rédigés en langue anglaise.
Universal Performance-Based RSU Form (2011)

Tax withholding obligations under this Agreement shall include federal and provincial income tax, Canadian Pension Plan contributions, and Employment Insurance premiums (including the provincial equivalents) as applicable.
For residents of Hong Kong only:
The Data Protection Principles specified in the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong will apply to any Data upon its transfer to any place outside of Hong Kong).
For residents of Israel only:
By my signature on this Agreement, I acknowledge that the Award is granted under and governed by (i) this Agreement, (ii) the Plan, a copy of which has been provided to me or made available for my review, (iii) the Israeli Supplement (“the Supplement”), a copy of which has been provided to me or made available for my review; (iv) Section 102(b)(2) of the Income Tax Ordinance (New Version) — 1961 and the Rules promulgated in connection therewith, and (v) the Trust Agreement, a copy of which has been provided to me or made available for my review. Furthermore, by my signature on this Agreement, I agree that the Awards will be issued to the Trustee to hold on my behalf, pursuant to the terms of the Section 102, the Section 102 Rules and the Trust Agreement.
In addition, by my signature on this Agreement, I confirm that I am familiar with the terms and provisions of Section 102, particularly the Capital Gains Track described in subsection (b)(2) thereof, and I agree that I will not require the Trustee to release the Awards or Company shares to me, or to sell the Awards or Company shares to a third party, during the Holding Period, unless permitted to do so by applicable law.
All capitalized terms in this undertaking shall have the meaning granted to them under the Supplement.
END OF AGREEMENT
Universal Performance-Based RSU Form (2011)

EXHIBIT A
Performance Matrix for 20[______] Period
20[__] Units (Target Units for 20[__] Period):
Definition of “Revenue” for period (e.g., Consolidated GAAP revenue including/excluding the following items...):
Target “Revenue” for 20[__] Period: $

Percent of 20[XX]
Revenue Achieved in 20[XX] Period	Units Vesting
Threshold ([__]% of 20[__] Target Revenues)	[__]	%
Target (100% of 20[__] Target Revenues)	100%
Maximum ([__]% of 20[__] Target Revenues)	[__]	%[5]

[5]	Not to exceed 200% (i.e., if the Target Number of Units is 100, the opportunity for additional Units may not exceed 100, for a grand total of 200 Units). If the Notice of Grant does not make additional units available for over-performance, replace this line of the table with “Maximum: Not Applicable”.
Universal Performance-Based RSU Form (2011)

[Appendix A
CERTAIN DEFINITIONS
For purposes of this Agreement, the following terms have the following meanings:]6
[“Cause” as a reason for Grantee’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between Grantee and the Company or a Subsidiary or Affiliate of the Company. If Grantee is not a party to an employment, severance or similar agreement with the Company or a Subsidiary or Affiliate of the Company in which such term is defined, then “Cause” shall mean Grantee’s: (A) conviction of, or plea of guilty or nolo contendere to, a felony or indictment for a crime involving dishonesty, fraud or moral turpitude; (B) willful and intentional breach of Grantee’s obligations to the Company or a Subsidiary or Affiliate of the Company; (C) willful misconduct, or any dishonest or fraudulent act or omission; (D) violation of any securities or financial reporting laws, rules or regulations or any policy of the Company or a Subsidiary or Affiliate of the Company relating to the foregoing; (E) violation of the policies of the Company or a Subsidiary or Affiliate of the Company on harassment, discrimination or substance abuse; or (F) gross negligence, gross neglect of duties or gross insubordination in Grantee’s performance of duties with the Company or a Subsidiary or Affiliate of the Company.]7
[“Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of employee, director or consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an employee, director or consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary or Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an employee, director or consultant can be effective under applicable labor laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.] 8
[“Share” means the common stock of the Company, par value $.001 per share, or such other class or kind of shares or other securities resulting from the adjustment application under the Plan.]9

[6]	Include for grants under the 1996 and 2004 plans.

[7]	Include for grants under the 1996 and 2004 plans.

[8]	Include for grants under the 1996 plan.

[9]	Include for grants under the 1996 and 2004 plans.
Universal Performance-Based RSU Form (2011)

[“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.] 10

[10]	Include for grants under the 1996 plan.
Universal Performance-Based RSU Form (2011)